                                                                    EXHIBIT 10.3
                                  $9,500,000
               CALIFORNIA POLLUTION CONTROL FINANCING AUTHORITY
            VARIABLE RATE DEMAND SOLID WASTE DISPOSAL REVENUE BONDS
                        (WEST VALLEY MRF, LLC PROJECT)
                                 SERIES 1997A

                             REMARKETING AGREEMENT
                             ---------------------



                                                    Dated as of June 1, 1997



West Valley MRF, LLC
c/o Kaiser Ventures Inc.
3633 East Inland Empire Boulevard,
Suite 850
Ontario, California  91764
  and
c/o Burrtec Waste Industries, Inc.
9890 Cherry
Fontana, California  92335

Ladies and Gentlemen:

     This is to confirm the agreement between the undersigned, Westhoff, Cone & Holmstedt (the "Remarketing Agent") and West Valley MRF, LLC, a California limited liability company (the "Borrower") for the Remarketing Agent to act as exclusive remarketing agent in connection with the offering and sale from time to time in the secondary market of $9,500,000 aggregate principal amount of the California Pollution Control Financing Authority Variable Rate Demand Solid Waste Disposal Revenue Bonds (West Valley MRF, LLC Project) Series 1997A (the "Bonds").

     The Bonds will be issued under the provisions of the California Pollution Control Financing Authority Act, commencing with Section 44500 of the California Health and Safety Code, as now in effect and as it may from time to time hereafter be amended or supplemented (the "Act"). The Bonds shall be substantially in the form and subject to redemption as described in, and shall be issued and secured under and pursuant to the provisions of an Indenture, dated as of June 1, 1997 (the "Indenture") by and between the California Pollution Control Financing Authority (the "Authority") and BNY Western Trust Company, as trustee (the "Trustee"). The Bonds are secured by payments made by the Borrower to the Authority pursuant to a Loan Agreement, dated as of June 1, 1997 (the "Loan Agreement") by and

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between the Authority and the Borrower. The Authority has authorized the issuance of the Bonds in an initial resolution dated April 17, 1991, as amended by a resolution dated July 31, 1996 and the final resolution dated May 28, 1997 adopted by the Authority (collectively, the "Authorizing Resolutions").

     At 8:00 a.m., California time on June 25, 1997, or at such other time or on such earlier or later date as the Authority, the Borrower and Westhoff, Cone & Holmstedt, as Underwriter, mutually agree upon (the "Closing"), an irrevocable direct-pay letter of credit (the "Letter of Credit") dated June 25, 1997 (the "Letter of Credit") will be issued by Union Bank of California, N.A. (the "Bank"), in favor of the Trustee pursuant to the Reimbursement Agreement, dated as of June 1, 1997 (the "Reimbursement Agreement"), by and between the Bank and the Borrower. The Letter of Credit will be issued in the principal amount of the Bonds, plus the lesser of $140,548 or plus 45 days interest on the Bonds (calculated at the rate of 12% per annum, on the basis of a 365 or 366 day year as the case may be). So long as the Bonds are book-entry only, the Authority has appointed the Trustee and the Trustee has agreed to serve as the Tender Agent and the Bond Registrar. References in this Remarketing Agreement to Tender Agent and Bond Registrar shall mean the Trustee unless the context requires otherwise. If the Bonds are not book-entry only bonds, the Authority shall appoint a Tender Agent and a Bond Registrar as provided in the Indenture.

     All capitalized terms used herein and not defined herein shall have the meanings specified in the Indenture.

     1. Appointment of Remarketing Agent; Responsibilities of Remarketing Agent.
        -----------------------------------------------------------------------

     (a) Subject to the terms and conditions herein contained, the Borrower and the Authority have appointed the Remarketing Agent, and the Remarketing Agent hereby accepts such appointment, as exclusive remarketing agent in connection with the offering and sale of the Bonds from time to time in the secondary market subsequent to the initial offering, issuance and sale of the Bonds.

     The Remarketing Agent shall mean with respect to the Bonds and to the responsibility for the performance of obligations of the Remarketing Agent pursuant to this Remarketing Agreement, unless specifically stated otherwise, Westhoff, Cone & Holmstedt and its respective successors in such office under this Remarketing Agreement.

     (b) In its capacity as Remarketing Agent, upon notice from the Tender Agent that it has received notice from a Bondholder pursuant to Section 2.04 of the Indenture, or of a mandatory tender for purchase pursuant to Section 4.06 of the Indenture, in each case given pursuant to and in accordance with the Indenture, the Remarketing Agent shall exercise its best efforts to remarket any bonds (the "Remarketed Bonds") which are the subject of any such notice at a price of not less than 100% of the principal amount thereof, plus accrued interest, subject, in all respects, to the terms and conditions of the Indenture and Section 7 of this Remarketing Agreement. By no later than 4:00 p.m. (New York City time) on the Business Day before the date on which Bonds are subject to purchase pursuant to Section 2.04 or Section 4.06 of the Indenture (the "Purchase Date"), the Remarketing Agent shall notify the

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

Trustee and the Bank of the amount of Bonds to be purchased on the next day which have been remarketed by that time. No later than 2:00 p.m. (New York City time), on the Purchase Date, the Remarketing Agent shall update such notification to inform the Trustee of the actual amount of Bonds which have been remarketed, including the amount of any Bonds remarketed after the deadline for notification to the Trustee provided in paragraph 1(b) above.

     (c) The Trustee, upon instructions from the Remarketing Agent, shall register the Remarketed Bonds and make the Remarketed Bonds available to the Remarketing Agent by 12:00 noon (New York City time) or shall cause the Remarketed Bonds to be transferred on the registration books of The Depository Trust Company, New York, New York ("DTC") on the Purchase Date, against payment in immediately available funds or evidence of immediately available funds in the form of federal reserve wire number from the aggregate principal amount of Bonds remarketed.

     (d) Bonds which are subject to purchase pursuant to the Indenture and subsection 1(b) above and which are not remarketed are defined herein as "Bank Bonds." The Bank Bonds shall be held by the Tender Agent or registered directly or indirectly in the name of the Bank on the registration books of DTC, with respect to Book-Entry Bonds. The Remarketing Agent shall seek to remarket any Bank Bonds at a price of 100% of the principal amount of such Bank Bonds plus accrued interest, if any, to the date of purchase, prior to remarketing any other Bonds tendered for purchase. Upon receipt by the Trustee of funds representing the proceeds of the remarketing of Bank Bonds, Bonds in place of such Bank Bonds so purchased shall be made available for pick-up by the Remarketing Agent for subsequent delivery to the purchasers thereof, or the ownership interest shall be transferred to the new Direct Participants on the books of the DTC. Prior to or simultaneously with such delivery, the proceeds of such remarketing shall have been or shall be delivered to the Trustee and transferred to the Bank, and the Trustee shall have received confirmation from the Bank of the reinstatement of the Letter of Credit.

     (e) The Borrower agrees that, unless this Remarketing Agreement has been previously terminated pursuant to the terms hereof, the Remarketing Agent shall act as exclusive remarketing agent with respect to the Bonds on the terms and conditions herein contained at all times, including any remarketing of Bank Bonds, any remarketing of the Bonds in connection with, or in anticipation of, the establishment of a Term Interest Rate Period and any remarketing of the Bonds upon an expiration or termination of the Letter of Credit or Alternate Credit Facility.

     (f) The Borrower and the Remarketing Agent agree that the responsibilities of the Remarketing Agent hereunder will include (i) the soliciting of purchases of Bonds from investors that customarily purchase tax-exempt securities in large denominations; provided, however, that in connection with the sale of Bonds subject to a Term Interest Rate Period the Remarketing Agent need not be restricted to investors that customarily purchase tax-exempt securities in large denominations, (ii) effecting and processing such purchases, (iii) billing and receiving payment for Bonds Purchased, (iv) causing the proceeds from the secondary sale of the Bonds to be transferred to the Tender Agent for deposit pursuant to the Indenture or transferred to the Trustee for payment to the Bank, and (v) performing such other related

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

functions as may be reasonably requested by the Borrower and agreed to by the Remarketing Agent as specified in the Indenture.

     (g) The Remarketing Agent will, at the times prescribed in the Section 2.03 of the Indenture, set interest rates on the Bonds and shall notify the Trustee and the Bank of rates of interest borne by the Bonds from time to time as provided in the Indenture, and at the times provided in the Indenture. The Remarketing Agent agrees not to sell any Bonds purchased pursuant to the Indenture to the Borrower or the Authority, or any Guarantor or any Operating Entity, or to any person who controls, is controlled by, or is under common control with, the Borrower or the Authority.

     (h) The Borrower agrees, at the Borrower's expense, to take all steps reasonably requested by the Remarketing Agent to enable the Remarketing Agent to comply with the requirements, if any, of Rule 15c2-12, as promulgated and amended from time to time by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Rule 15c2-12") and as applicable to the Bonds.

     (i) In connection with the performance of its duties hereunder, the Remarketing Agent agrees to keep such books and records with respect to the remarketing of the Bonds as shall be consistent with prudent industry practice and to make such books and records with respect to the remarketing of the Bonds available for inspection by the Authority and the Borrower at all reasonable times.

     2.  The Bonds.  As more fully described in the Indenture, the Bonds will be
         ---------
issuable, subject to the terms and conditions of the Indenture, in the form of fully registered Bonds in the denominations of (1) $100,000 each or any integral multiple of $5,000 in excess of $100,000 during the Weekly Interest Rate Period or Term Interest Rate Period of less than one year, or (b) in denominations of $5,000 each or any integral multiple thereof during a Term Interest Rate Period. The Bonds shall initially bear interest at the Weekly Interest Rate determined by Westhoff Cone, as provided in the Indenture.

     3.  Furnishing of Offering Materials.
         --------------------------------

     (a) The Borrower agrees to furnish, or cause to be furnished, the Remarketing Agent with as many copies as the Remarketing Agent may reasonably request of the Official Statement, dated June 24, 1997, relating to the Bonds (the "Official Statement"), as the same may be supplemented or amended from time to time, and such other information with respect to the Authority, the Borrower, the Bank, the Loan Agreement, the Indenture, the Reimbursement Agreement, the Letter of Credit, the Paying Agent, the Tender Agent and the Bonds, as the Remarketing Agent shall reasonably request from time to time.

     (b) If, at any time prior to Closing or during the term of this Remarketing Agreement, any event or condition known to the Borrower relating to or affecting the Borrower, the Reimbursement Agreement, the Letter of Credit, the Loan Agreement, the Bonds, the Indenture, or the documents or transactions contemplated thereby, shall occur which in the reasonable judgment of the Authority or the Borrower, as the case may be, might affect the correctness or completeness of any statement of a material fact contained in the Official Statement, as it shall have been supplemented or amended with the information furnished from time to time pursuant to this
Section 3, or which in the reasonable judgment of the Authority or the Borrower, as the case may be, might result in the Official Statement, as so supplemented or amended, containing any untrue, incorrect or misleading statement of a material fact or omitting to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (i) the Borrower will promptly notify the Remarketing Agent of the circumstances and details of such event, and (ii) if, in the opinion of the Remarketing Agent, the Borrower or the Authority, such event or condition requires the preparation and publication of an amendment or supplement to the Official Statement, the Borrower, at its expense, will promptly prepare or cause to be prepared an appropriate amendment or supplement thereto so that the statements in the Official Statement as so amended or supplemented will not contain any untrue, incorrect or misleading statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, in a form and manner approved by the Remarketing Agent, the Borrower and the Authority.

     (c) In connection with the remarketing of the Bonds as a result of, or in anticipation of, (i) an expiration or termination of the Letter of Credit or an Alternate Credit Facility, or (ii) an establishment of a Term Interest Rate Period, the Borrower shall prepare, at its sole expense, any disclosure documents that in the reasonable opinion of the Remarketing Agent, the Borrower or the Authority are necessary or desirable. Such disclosure documents shall be in form and substance acceptable to the Remarketing Agent and its counsel. The Borrower and the Remarketing Agent agree to cooperation fully in the preparation of any such disclosure documents.

     4. Representations, Warranties, Covenants and Agreements of the Borrower.
        ---------------------------------------------------------------------
The Borrower represents, warrants, covenants and agrees that:

     (a) the Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and the Borrower has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as contemplated by the Loan Agreement;

     (b) the Borrower has all requisite power and authority to enter into, execute, deliver and perform its obligations under the Loan Agreement, this Remarketing Agreement, the Reimbursement Agreement, the Purchase Contract, and to approve the Official Statement and the Purchase Contract;

     (c) The Purchase Contract has been validly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding agreement of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability of the indemnification provisions thereof may be limited by applicable securities law or public policy and except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium and other laws affecting the enforcement of creditors' rights generally and to the application of such equitable principles as the court having jurisdiction may impose, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (d) the Loan Agreement, this Remarketing Agreement, the Reimbursement Agreement and the Purchase Contract have been validly authorized, executed and delivered by the Borrower and constitute the legal, valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium and other laws affecting the enforcement of creditors' rights generally and to the application of such equitable principles as the court having jurisdiction may impose, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (e) the Purchase Contract, this Remarketing Agreement and the Official Statement (and its distribution in preliminary final form) have been duly authorized by the Borrower;

     (f) with respect to the Borrower or the Project, or otherwise to the Borrower's actual knowledge, the Official Statement does not include any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading in any material respect. The Borrower authorizes the Official Statement to be used by the Remarketing Agent in connection with the offering and sale from time to time of the Bonds in the secondary market in compliance with applicable law;

     (g) except as have been obtained, no consent, approval, authorization or order of any court or governmental body is required to be obtained by the Borrower for the consummation by the Borrower of the transactions contemplated herein except such as may be required under the state securities or Blue Sky laws, in connection with the distribution of the Bonds by the Underwriter;

     (h) the execution and delivery of the Loan Agreement, this Remarketing Agreement, the Reimbursement Agreement and the Purchase Contract by the Borrower and performance by the Borrower of its obligations thereunder, (i) will not conflict with or result in a breach of any of the material terms, conditions or provisions of any material agreement or instrument to which the Borrower is party, or constitute a default thereunder and (ii) to the best of Borrower's knowledge, based on due inquiry, will not violate any order, decree, judgment, action, suit, proceeding, inquiry or investigation at law or in equity by or before any court or any provision of any statute, rule or regulation applicable to or binding on the Borrower or affecting any of its property;

     (i) except as set forth in the Official Statement, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, public board or body, pending or, to the best of such Borrower's knowledge, threatened against the Borrower or involving any of the property or assets under the control of the Borrower including, without limitation, the Project, that involves the possibility of any judgment or uninsured liability which may result in any materially adverse change in the business, properties, assets or in the condition, financial, physical, legal or otherwise, of the

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Borrower or of the Project; and

     (j) the Borrower will diligently and reasonably cooperate with the Remarketing Agent to qualify the Bonds and/or the related obligations of the Borrower for offer and sale under the securities or "Blue Sky" laws of such states as the Remarketing Agent may request; provided that in no event shall the Borrower be obligated to qualify to do business in any state where it is not now so qualified or to take any action which would subject it to general service of process in any state where it is not now so subject. It is understood that the Borrower is not responsible for compliance with or the consequences of failure to comply with such securities or Blue Sky laws.

     5. Representations, Warranties, Covenants and Agreements of the Remarketing
        ------------------------------------------------------------------------
Agent.  The Remarketing Agent represents, warrants, covenants and agrees as
-----
follows:

     (a) The Remarketing Agent has been duly organized and is validly existing and in good standing under the laws of the State of California;

     (b) The Remarketing Agent has full power and authority to take all action required to be taken by it by or under, and to perform and observe, the covenants and agreements on its part contained in this Remarketing Agreement and is fully licensed in all jurisdictions where necessary to perform its obligations and duties as set forth in this Remarketing Agreement;

     (c) The Remarketing Agent has, on or before the date hereof, duly taken all action necessary to be taken by it prior to such date to authorize the execution, delivery and performance of this Remarketing Agreement and the carrying out, giving effect to, consummation and performance of the transactions and obligations contemplated thereby;

     (d) This Remarketing Agreement when executed and delivered by the parties hereto will constitute a valid and binding obligation of the Remarketing Agent enforceable against the Remarketing Agent in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws, judicial decisions or principles of equity relating to or affecting the enforcement of creditors' rights or contractual obligations generally; and

     (e) The execution and delivery of this Remarketing Agreement, the compliance with the terms, conditions or provisions hereof, and the consummation of the transactions herein contemplated do not, upon the date of execution and delivery thereof, and will not violate any presently existing law, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Remarketing Agent.

     6.  Conditions To Remarketing Agent's Obligations.  The obligations of the
         ---------------------------------------------
Remarketing Agent under this Remarketing Agreement have been undertaken in reliance on, and shall be subject to, the due performance by the Borrower of the obligations and agreements to be performed by the Borrower hereunder, on and as of the date of delivery of this Remarketing Agreement and on and as of each date on which Bonds are to be offered and sold in the secondary market pursuant to this Remarketing Agreement. The obligations of the

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Remarketing Agent hereunder with respect to each date on which Bonds are to be offered and sold in the secondary market pursuant to this Remarketing Agreement are also subject, in the discretion of the Remarketing Agent, to the following further conditions:

     (a) The Indenture, the Loan Agreement, the Letter of Credit and the Reimbursement Agreement shall be in full force and effect and shall not have been amended, modified or supplemented in any way which would materially and adversely affect the Bonds, except as may have been agreed to in writing by the Remarketing Agent, and there shall be in full force and effect such additional resolutions, agreements, certificates (including such certificates as may be required in order to establish the exclusion of interest on the Bonds from gross income for federal, state and local income tax purposes) and opinions as shall be necessary to effect the transactions contemplated hereby, which resolutions, agreements, certificates and opinions shall be reasonably required by, and satisfactory in form and substance to, Bond Counsel and counsel to the Remarketing Agent; and

     (b) There shall be no material adverse change in the properties or condition (financial or otherwise) of the Bank, the Authority or the Borrower since the date of the Official Statement relating to the Bonds being offered and sold on such date, as such Official Statement may be amended or supplemented; no "Event of Default" (as defined in the Indenture) shall have occurred and be continuing and no event shall have occurred and be continuing which, with the passage of time or giving of notice or both under the Indenture, would constitute such an Event of Default under the Indenture; and no event shall have occurred which, independent of the fact that such event with the giving of notice or passage of time or both would be an "Event of Default" under the Indenture, would have a materially adverse effect on the properties or condition (financial or otherwise) of the Borrower.

     7.  Term and Termination of Remarketing Agreement.
         ---------------------------------------------

     (a) This Remarketing Agreement shall become effective upon execution by the Remarketing Agent, the Borrower and the Authority, and shall continue in full force and effect with respect to the Bonds to and including the earlier of (i) the establishment of a Term Interest Rate Period extending to the final maturity of the Bonds and the remarketing of all Bonds, including Bank Bonds, if any, in connection therewith and (ii) the date on which payment in full of the Bonds shall have been made or provided for in accordance with the Indenture, subject to the right of the Remarketing Agent to resign as Remarketing Agent at any time upon the giving of not less than 45 days prior written notice to the Authority, the Bank, the Borrower, the Trustee, and the Tender Agent. The Remarketing Agent may be removed at any time by the Authority provided that no such removal shall be effective until the successor has delivered an acceptance of its appointment to the Trustee. Upon such removal this Remarketing Agreement shall terminate. If the Letter of Credit is terminated for any reason, or an Event of Default under the Indenture occurs, the Remarketing Agent shall have the right to resign immediately. The appointment of the Remarketing Agent pursuant to this Remarketing Agreement shall terminate (subject to renewal by the Borrower) fifteen days prior to the commencement of any Term Interest Rate Period of three years or longer duration.

     (b) In addition to the provisions of paragraph (a) of this Section 7, the Remarketing

Agent may suspend its obligations under this Remarketing Agreement any time by notifying the Authority, the Borrower, the Trustee, the Tender Agent and the Bank in writing or by telegram, telex or other electronic communication of its election so to do, if:

     (i) Legislation shall have been introduced in or enacted by the Congress of the United States of America or the Legislature of the State of California or adopted by either House of the Congress or House of said Legislature, or legislation pending in the Congress of the United States of America or in the Legislature of the State of California shall have been amended, or legislation shall have been recommended for passage (by press release, other form of notice or otherwise) by the Governor of California or the President of the United States of America, the Treasury Department of the United States of America, the Internal Revenue Service or Chairman or ranking minority member of the U.S. Senate Committee on Finance or the U.S. House of Representatives Committee on Ways and Means or legislation shall have been proposed for consideration by either such Committee by any member thereof or legislation shall have been favorably reported for passage to either House of Congress of the United States of America or to either House of the Legislature of the State of California by a Committee of such House to which legislation has been referred for consideration, or a decision by a court established under Article III of the constitution of the United States of America shall be rendered or a ruling, regulation or official statement by or on behalf of the Treasury Department of the United States of America, the Internal Revenue Service or other governmental agency shall be made, with respect to Federal taxation of revenues or with respect to other income of the general character expected to be derived under the Indenture by the Authority or upon interest received on securities of the general character of the Bonds or which would have the effect of changing, directly or indirectly, the Federal income tax consequences of receipt of interest on securities of the general character of the Bonds in the hands of the owners thereof which in the reasonable opinion of the Underwriter would materially adversely affect the marketability of the Bonds;

     (ii) Legislation shall be introduced by committee, by amendment or otherwise, in, or be enacted by, the House of Representatives or the Senate of the Congress of the United States of America, or a decision by a court of the United States of America shall be rendered, or a stop order, ruling, regulation or official statement by, or on behalf of, the United States Securities and Exchange Commission or other governmental agency having jurisdiction of the subject matter shall be made or proposed, to the effect that the offering or sale of obligations of the general character of the Bonds, as contemplated hereby, is or would be in violation of any provision of the Securities Act of 1933, as amended and as then in effect, or the Securities Exchange Act of 1934, as amended and as then in effect, or the Trust Indenture Act of 1939, as amended and as then in effect, or with the purpose or effect of otherwise prohibiting the offering or sale of obligations of the general character of the Bonds, or the Bonds, as contemplated hereby;

     (iii) Any information shall have become known, which, in the reasonable opinion of the Remarketing Agent, makes untrue, incorrect or misleading in any material respect any statement or information contained in the Official Statement, as the information contained therein has been supplemented or amended by other information furnished in accordance with Section 3 hereof, or causes the Official Statement, as so supplemented or amended, to contain an untrue, incorrect or misleading statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

     (iv) Except as provided in clauses (i) and (ii) hereof, any legislation, resolution, ordinance, governmental or quasi-governmental rule or regulation shall be introduced in, or be enacted by any federal governmental body, department or agency of the United States of America, the State of California or a decision by any court of competent jurisdiction within the United States of America, the State of California shall be rendered which, in the opinion of the Remarketing Agent, materially adversely affects the marketability of the Bonds;

     (v) Additional material restrictions not in force as of the date hereof shall have been imposed upon trading in securities generally by any governmental authority purporting to have jurisdiction regarding the trading of the Bonds or by any national securities exchange;

     (vi) Any governmental authority shall impose, as to the Bonds, or obligations of the general character of the Bonds, any material restrictions not now in force, or increase materially those now in force;

     (vii) A general banking moratorium shall have been established by federal, California or New York authorities;

     (viii) The withdrawal or downgrading of the short term rating of the Bonds to less than "F-1+" by Fitch Investors Service, L.P.;

     (ix) There shall have occurred the outbreak or material escalation or material re-escalation of hostilities involving the United States of America, or the declaration by the United States of a national emergency or war, which in the judgment of the Remarketing Agent has had a materially adverse effect on the marketability of the bonds on the terms and in the manner contemplated by the Official Statement; or

     (x) An event, including, without limitation, the bankruptcy or default of any other Issuer of or obligations of the general character of the Bonds or on tax-exempt commercial paper, shall have occurred which, in the opinion of the Remarketing Agent, makes the marketability of the Bonds at interest rates not in excess of the Maximum Rate of interest permitted on the Bonds pursuant to the Indenture impossible over an extended period of time.

8.  Payment of Fees and Expenses.
    ----------------------------

     (a) In consideration of the services to be performed by the Remarketing Agent under this Remarketing Agreement, the Borrower agrees to pay to the Remarketing Agent the following fees: (i) during the period the Bonds are in a Weekly Interest Rate Period, an annual fee equal to one eighth of one percent (0.125%) of the weighted average daily principal amount of such Bonds outstanding, and (ii) in connection with the remarketing of Bonds in a Term Interest Rate Period, an amount as shall be agreed to between the Borrower and the Remarketing Agent prior to any such remarketing and as shall reflect, in the opinion of the Remarketing Agent, then current sales of tax exempt obligations comparable to the Bonds being remarketed in a Term Interest Rate Period (which sales commissions and associated expenses shall be in accordance with the then current standard in the market for such obligations). It is understood and agreed that payment of the fee referred to in clause (i) of this paragraph (a) shall be made by the Borrower in arrears, promptly upon receipt of an invoice therefor from the Remarketing Agent, such invoice to be sent quarterly by the Remarketing Agent. It is further understood and agreed that payment of the fee referred to in clause (ii) of this paragraph (a) shall be made by the Borrower on the date on which such Bonds are being remarketed subject to the Term Interest Rate Period.

     (b) The Borrower shall bear all reasonable expenses incident to the performance of the obligations of the Authority and the Remarketing Agent hereunder, including but not limited to: (i) the cost of printing and preparation for printing or other reproduction (for distribution in connection with any offering of Bonds hereunder) and distribution of the Official Statement or any amendment or supplement thereof, any subsequent Official Statement relating to the Bonds and any additional material described in and/or furnished pursuant to Section 3 hereof; (ii) the fees and disbursements of counsel to the Authority and the Borrower and any other experts or consultants retained by the Authority or the Borrower; (iii) the reasonable fees and disbursements of counsel to the Remarketing Agent in connection with the preparation and review of any amendment or supplement to the Official Statement or any additional material described in and/or furnished pursuant to Section 3 hereof; and (iv) the fees and expense of each securities rating agency in connection with the Bonds; it being understood that none of such expenses shall be paid by the Remarketing Agent. The Borrower shall reimburse the Remarketing Agent for all costs and out-of-pocket expenses actually incurred by the Remarketing Agent in connection with the performance of the Remarketing Agent's obligations with respect to the transactions contemplated hereby; it being understood that the Remarketing Agent shall endeavor, to the extent practicable, to obtain the prior consent of the Borrower, to the incurring by the Remarketing Agent of such costs and out-of-pocket expenses; and it being further understood that such reimbursement shall be made by the Borrower.

     (c) Notwithstanding the foregoing, the Borrower shall be under no obligation to make the payments described in paragraphs (a) and (b) of this
Section 8 during any period in which the Remarketing Agent has terminated or suspended its obligations pursuant to Section 7 hereof; provided, however, that such fees shall be prorated to the extent there has been performance of the obligations of the Remarketing Agent hereunder for less than a full period.

     9.  Indemnification and Contribution.
         --------------------------------

     (a) The Remarketing Agent will indemnify and hold harmless the Authority, its members, employees, directors, its officers, agents and attorneys, the Borrower, its directors, its officers and each person, if any, who controls the Borrower within the meaning of the Act (for the purposes of this paragraph (a), as the context requires, collectively, the "Indemnified Parties"), to the extent permitted under applicable law, against any losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the representations and warranties contained in Section 5 hereof being untrue at the time of remarketing any Bond pursuant hereto; and will reimburse any legal or other expenses reasonably incurred by such Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity provision will be in addition to any liability which the Remarketing Agent may otherwise have.

     (b) Promptly after receipt by an Indemnified Party under this Section 9 of the notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this Section 9 except to the extent that the indemnifying party is able to demonstrate actual prejudice in not being so notified. In case any such action is brought against any Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof so long as its interests are not adverse to those of the Indemnified Party, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party under this Section 9 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party does not elect to assume the defense of any such suit, it will reimburse the Indemnified Parties for the reasonable fees and expenses of any counsel retained by them. In the event that the Parties to any such action (including impleaded parties) include one or more indemnifying parties and one or more Indemnified Parties, and one or more Indemnified Parties shall have been advised by counsel reasonably satisfactory to the Underwriters and the Borrower that there may be one or more legal defenses available to any of the Indemnified Parties, which are different from, additional to, or in conflict with those available to any of the indemnifying parties, the indemnifying parties will reimburse the Indemnified Parties for the reasonable fees and expenses of any counsel retained by the Indemnified Parties (it being understood that the indemnifying parties shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all Indemnified Parties, which firm shall be designated by the Indemnified Parties, the Remarketing Agent or the Borrower, as the case may be). Each indemnifying party agrees promptly to notify each Indemnified Party of the commencement of any litigation or proceedings against it in connection with the remarketing of the Bonds. No indemnifying party shall be liable under this Section 9 for the amount of any compromise or settlement of any action unless such compromise or settlement has been approved in writing by such indemnifying party, which approval shall not be unreasonably withheld. The indemnity agreements contained in this Section 9 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent, or the delivery of and any payment for any Bonds hereunder, and shall survive the termination or cancellation of this Remarketing Agreement.

     (c) If the indemnification provided for in this Section 9 is unavailable, because of limitations imposed by securities laws or for any other reason, to a party that would otherwise have been an Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party which would have been an indemnifying party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion so that the Remarketing Agent is responsible for that portion represented by the percentage that the Remarketing Agent's commission with respect to such remarketing bears to the aggregate principal amount of such Bonds being remarketed and the Borrower is responsible for the balance; provided, however, that (i) in no case shall the Remarketing Agent be responsible for any amount in excess of such commission applicable to the Bonds remarketed by the Remarketing Agent and (ii) no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subparagraph (c) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claims (which shall be limited as provided in subparagraph (b) above if the indemnifying party has assumed the defense of any such action in accordance with the provision thereof).

     10. Dealing in Bonds by Remarketing Agent. The Remarketing Agent, either as
         -------------------------------------
principal or agent, may in good faith buy, sell, own, hold and deal in any of the Bonds, and may join in any action which any Bondholder may be entitled to take with like effect as if it did not act in any capacity hereunder. The Remarketing Agent in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Authority or the Borrower, and may act as depositary, trustee, or agent for any committee or body of Bondholders or other obligations of the Authority or the Borrower, as freely as if it did not act in any capacity hereunder. Under such circumstances, the Remarketing Agent shall have only those rights set forth in the Bonds.

     11. Remarketing Agent Not Acting as Underwriter. It is understood and
         -------------------------------------------
agreed by the parties hereto that the Remarketing Agent is only obligated hereunder to use its best efforts to solicit indications of interest on the part of the purchasers of any tendered Bonds. The Remarketing Agent shall be construed to be acting as agent only for and on behalf of the owners from time to time of the Bonds.

     12. Notices. Except as otherwise specifically provided in this Remarketing
         -------

Agreement, all notices, demands and formal actions under this Remarketing Agreement shall be in writing and mailed, by registered or certified mail, postage prepaid, return receipt requested, telegraphed or delivered, as follows:

     (a) to the Remarketing Agent by delivering the same in writing to Westhoff Cone, 1777 Botelho Dr., Suite 370, Walnut Creek, California 94596, Attention:
Anthony E. Cone;

     (b) to the Borrower by delivering the same in writing to West Valley MRF, LLC, c/o Kaiser Ventures Inc., 3633 East Inland Empire Boulevard, Suite 850, Ontario, California 91764; Attention: Senior Vice President and Chief Financial Officer, and to Burrtec Waste Industries, Inc. 9890 Cherry, Fontana, California 92335; Attention: Chief Financial Officer.

     (c) to the Trustee by delivering the same in writing to BNY Western Trust Company, 700 South Flower Street, Suite 500, Los Angeles, California 90017;
Attention: Institutional Trust Services; and

     (d) to the Bank by delivering the same in writing to Union Bank of California, N.A., 530 B Street, 4th Floor, San Diego, California 92101;
Attention: Michael Conboy, Vice President.

     Each party may, by notice given under this Remarketing Agreement, designate other addresses to which subsequent notices, requests, reports or other communications shall be directed.

     13. Assignment, Third Party Beneficiaries. The obligations of the
         -------------------------------------
respective parties hereto may not be assigned or delegated to any other person without the consent of the Authority and the other parties hereto. This Remarketing Agreement will inure to the benefit of and be binding upon the Authority, the Borrower and the Remarketing Agent and their respective successors and assigns, and will not confer any rights upon any other person, other than persons, if any, controlling the Remarketing Agent within the meaning of the Securities Exchange Act of 1934, as amended and the Authority and the Borrower and its directors and alternate directors or any person who controls the Borrower within the meaning of Section 15 of the 1933 Act. The terms "successors" and "assigns" shall not include any purchaser of any Bonds merely because of such purchase.

     14.  Limited Obligations.  The obligations and liabilities of the Borrower
          -------------------
hereunder are general obligations of the Borrower and no any person executing this Remarketing Agreement shall be liable personally for the obligations of the Borrower hereunder or be subject to any personal liability or accountability by reason of the execution hereof. Neither the faith and credit nor the taxing power of the State or any political subdivision thereof is pledged to the obligations of the Borrower hereunder.

     15. Survival of Representations and Warranties. All of the representations
         ------------------------------------------
and warranties of the Authority and the Borrower in this Remarketing Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent and termination of this Remarketing Agreement.

     16. Section Headings. Section headings have been inserted in this
         ----------------
Remarketing Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part this Remarketing Agreement and will not be used in the interpretation of any provision of this Remarketing Agreement.

     17. Severability. If any provisions of this Remarketing Agreement shall be
         ------------
held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions because it conflicts with any provisions of any constitution, statute, rule of public policy, or any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstances, or of rendering any other provisions inoperative or unenforceable to any extent whatever.

     18. Counterparts. This Remarketing Agreement may be executed by the parties
         ------------
hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     19.  Amendments.  This Remarketing Agreement may not be altered, amended,
          ----------
supplemented or modified in any manner whatsoever except by written instrument signed by the Borrower and the Remarketing Agent with the consent of the Authority and the Bank.

     20.  Legal Fees.  The parties agree that the terms and conditions of this
          ----------
Remarketing Agreement supersede those of all previous agreements between the parties, and that this Remarketing Agreement contains the entire agreement between the parties hereto. In the event of a dispute between the parties under this Remarketing Agreement, the losing party in such dispute shall pay all reasonable costs and expenses incurred by the prevailing party in connection therewith, including but not limited to attorney's fees.

     21.  Governing Law.  This Agreement shall be governed exclusively by and
          -------------
construed in accordance with the applicable laws of the State of California applicable to contracts made and performed in the State of California. This Agreement shall be enforceable in the State of California, and any action arising out of this Remarketing Agreement shall be filed with and maintained in the Superior Court for the County of Sacramento provided that the Authority may waive the requirement of venue.

                                               Very truly yours,

                                               WESTHOFF, CONE & HOLMSTEDT



                                               By: /s/ Anthony Cone
                                                   ----------------------
                                                   Authorized Officer

Accepted and agreed to as
 of the date first above written:

WEST VALLEY MRF, LLC

By:  WEST VALLEY RECYCLING & TRANSFER, INC., Member



     By:  /s/ Cole Burr
          ----------------------------
          Cole Burr, President


By:  KAISER RECYCLING CORPORATION, Member



     By:  /s/ Gerald A. Fawcett
          ----------------------------
          Gerald A. Fawcett, President